HECO Exhibit 32.2

Hawaiian Electric Company, Inc.

Certification Pursuant to

18 U.S.C. Section 1350

In connection with the Quarterly Report of Hawaiian Electric Company, Inc. (HECO) on Form 10-Q for the quarter ended June 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the HECO Report), we, Richard M. Rosenblum and Tayne S. Y. Sekimura, Chief Executive Officer and Chief Financial Officer, respectively, of HECO,  certify, pursuant to 18 U.S.C. Section 1350, that to the best of our knowledge:

(1)          The HECO Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)          The HECO information contained in the HECO Report fairly presents, in all material respects, the financial condition and results of operations of HECO and its subsidiaries as of, and for, the periods presented in this report.

Date:   August 3, 2012

/s/ Richard M. Rosenblum
Richard M. Rosenblum
President and Chief Executive Officer

/s/ Tayne S. Y. Sekimura
Tayne S. Y. Sekimura
Senior Vice President and Chief Financial Officer

A signed original of this written statement has been provided to HECO and will be retained by HECO and furnished to the Securities and Exchange Commission or its staff upon request.